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                  [LETTERHEAD OF ELLIOTT TULK PRYCE ANDERSON
                            CHARTERED ACCOUNTANTS]

                                                                    EXHIBIT 23.1

                        CONSENT OF CHARTERED ACCOUNTANTS
                        --------------------------------


Board of Directors
IAS Communications, Inc.


By reference in the form S-8 registration to the Form 10-KSB we consent to the use of our report dated June 4, 1996 on the financial statements of IAS Communications, Inc. as of April 30, 1996 and 1995 that are included in the Form 10-KSB.

Dated this 27th day of September, 1996



ELLIOTT, TULK, PRYCE, ANDERSON

/s/ Don Prest

Don M. Prest, C.A.
Partner